                                                                    EXHIBIT 10.1

                      FIRST AMENDMENT TO CONTRACT OF SALE
                           AND DEVELOPMENT AGREEMENT


     This First Amendment to Contract of Sale and Development Agreement ("First Amendment") is entered into as of this 12th day of May, 1999, by and between 610 Loop Venture, L.L.C., a Texas Limited Liability Company ("Seller") and Landry's Management, L.P., a Delaware Limited Partnership ("Purchaser").

                                    RECITALS

     WHEREAS, Seller and Purchaser entered into a Contract of Sale and Development Agreement ("Agreement") dated August 17, 1998. All capitalized terms used in this First Amendment and not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Agreement;

     WHEREAS, due to market conditions, Purchaser has requested that Seller delay commencement of construction of the Project at least until April 1, 2000;

     WHEREAS, Seller advised Purchaser that Seller has its financing in place and is ready to immediately close on the Land and commence construction of the Project;

     WHEREAS, Purchaser acknowledges that Seller will incur additional costs and expenses if Seller closes on the Land without commencing construction of the Project;

     WHEREAS, notwithstanding the desire of Purchaser to delay the commencement of the construction of the Project, Seller has entered on to the Property in accordance with the Agreement to begin construction of retail facilities on that portion of the Land which is described on Exhibit "A" attached hereto and made a part hereof (the "Retail Site");

     WHEREAS, Seller agrees to delay commencement of construction of the Project as provided herein below;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree to amend the Agreement as follows:

     1. Seller and Purchaser agree that Seller shall delay commencement of construction of the Project through and until April 1, 2000.

     2. The Scheduled Completion Date shall now be September 30, 2002.

     3. Purchaser shall enter into a ground lease (the "Lease") with Seller, in the form attached hereto as Exhibit "B" and made a part hereof, so that Seller may use the Retail Site notwithstanding the delay of the Project. Seller shall not utilize any other portion of the Land, and shall take no action concerning the Retail Site, which in any manner may hinder, delay, or impede, or which will in any manner increase the costs of the construction of the Project. Upon completion of the Retail Site, Seller may open its retail business to the general public and conduct or operate its retail business in accordance with the Lease.

     4. Rent under the Lease shall commence on the earlier of (i) the completion of the improvements which Seller will construct on the Retail Site, or
        (ii) November 1, 1999.

     5. The closing of the sale of the Land shall be upon all of the same terms and conditions as set forth in the Agreement; however, in addition to such terms and conditions, at closing Purchaser shall assign to Seller all of Purchaser's right, title and interest in and to the Lease, and the rent under the Lease shall be prorated as of the day of closing.

     6. The Primary Closing Date shall be changed to April 1, 2000.

     7. The purchase price for the Land shall be the purchase price set forth in the Agreement. If the Land is conveyed on the Deferred Closing Date, then the Land price shall be adjusted by the sum of (i) all taxes, assessments, and other direct expenses of owning and insuring the Land incurred by Purchaser after the Primary Closing Date (collectively, the "Ownership Costs") plus (ii) interest on the Land price from the Primary Closing Date until the Deferred Closing Date, plus (iii) interest on the Ownership Costs expended by Purchaser from the date, in each case, of expenditure, until the Deferred Closing Date less (iv) (a) the rent paid during such period under the Lease and (b) any ad valorem taxes paid under the Lease with respect to the Retail Site (but excluding any such ad valorem taxes which are attributable to the improvements placed by Seller on the Retail Site). Interest will be calculated at a rate equal to seven percent (7%) per annum. In the event Seller elects to do so, it may pay the Ownership Costs as the same are incurred, in which event the Land price shall not be adjusted for Ownership Costs or the interest applicable to same.

     8. The delay in the commencement date of the Project shall not alter or change any other responsibility or obligation or either Seller or Purchaser under the Agreement except as provided in this First Amendment.

     9. Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              PURCHASER:

                              LANDRY'S MANAGEMENT, L.P.,
                              a Delaware Limited Partnership

                              By:   LANDRY'S G.P., INC.,
                                    a Delaware Corporation


                              By:   _____________________________________
                              Name:  Joe Max Taylor
                              Title: Authorized Signatory


                              SELLER:

                              610 LOOP VENTURE, LLC,
                              a Texas Limited Liability Company


                              By:   _____________________________________
                              Name:  Tilman J. Fertita
                              Title: Manager

                                 GROUND LEASE

                                By and Between

                      LANDRY'S MANAGEMENT, L.P., LANDLORD

                                      and

                       610 LOOP VENTURE, L.L.C., TENANT

                                 GROUND LEASE
                                 ------------

     This Ground Lease (the "Lease") is made and entered into effective as of the 12th day of May, 1999 (the "Effective Date"), by and between LANDRY'S MANAGEMENT, L.P., a Delaware limited partnership ("Landlord"), and 610 LOOP VENTURE, L.L.C., a Texas limited liability company ("Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -
     1. PREMISES AND TERM.

        (a) In consideration of the obligation of Tenant to pay rent as hereinafter provided and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, that certain tract of land located in Houston, Harris County, Texas the same being more particularly described on Exhibit A attached hereto and made a part hereof, together with the use of all rights, privileges, easements and appurtenances belonging or in any way pertaining to the Premises (all of the foregoing hereinafter collectively referred to as the "Premises"), TO HAVE AND TO HOLD the same for a term (the "Term") commencing on the Effective Date and continuing through, and including, May 31, 2004, unless the Term is renewed in accordance with this Lease.

        (b) Mention is made that, as of the Effective Date, Landlord also owns real property which is adjacent to the Premises as depicted on Exhibit "B" attached hereto and made a part hereof (the "Adjacent Land").

        (c) As long as Tenant is not in default in the performance of its covenants under this Lease, Tenant is hereby granted the option to renew the Lease Term for one (1) additional period of five (5) additional years ("Renewal Term"), to commence at the expiration of the initial Term of this Lease. Tenant shall exercise such option to renew on the terms set forth in subsection (e) of this

GROUND LEASE - Page 1

Section 1. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rent during the Renewal Term shall be the prevailing market Base Rent rate (hereinafter defined) for property similar to the Premises at the time the Renewal Term commences, and (ii) Tenant shall have no option to renew this Lease beyond the Renewal Term set out above.

        (d) It is understood and agreed that the term "prevailing market Base Rent Rate," as used herein, shall mean the then prevailing annual rental rate being charged for comparable property, similarly located in Houston, Texas, taking into consideration the highest and best uses then existing for the Premises and all such similar properties.

        (e) By not later than twelve (12) months prior to the expiration of the Term, Tenant shall give written notice to Landlord of its desire to exercise this option and request the prevailing market Base Rent Rate. Within fifteen
(15) days thereafter Landlord shall notify Tenant of the prevailing market Base Rent Rate. If Tenant elects to exercise its option but concludes that the prevailing market Base Rent Rate proposed by Landlord is higher than the prevailing market Base Rental Rate, and Landlord and Tenant are not able to agree upon a mutually acceptable prevailing market Base Rent Rate within the following thirty (30) days, Tenant shall have the option, but not the obligation
(i) of revoking the exercise of its option, (ii) of accepting Landlord's determination of the prevailing market Base Rental Rate, or (iii) of electing to submit the issue to binding appraisal, in which event Tenant and Landlord will each independently hire a Market Professional who shall determine the prevailing market Base Rental Rate. If the prevailing market Base Rent Rate determined by each of the two (2) Market Professionals differs by less than 5%, an average of the two (2) rates shall be the prevailing market Base Rent Rate and if the difference is more than 5%, then the two (2) Market Professionals shall choose a third Market Professional to give a determination of the prevailing market Base Rent Rate. The Base Rent Rate to be used for the

GROUND LEASE - Page 2
applicable Renewal Term shall, in such event, be the numerical average of the two prevailing market Base Rent Rates determined by the two Market Professionals whose determinations are the closest to one another. The cost of the Market Professionals shall be shared equally by the parties and his or her (their) determination shall be binding and conclusive upon the parties. The term "Market Professional," as used herein, shall mean an individual with a minimum of five
(5) years experience in commercial land brokerage and/or valuation in the Greater Houston Area who is either a designated Member of the Appraisal Institute ("MAI") or a Texas licensed real estate broker, and who has not been engaged by either party during the preceding five-year period.

     2. RENT. Tenant shall pay Base Rent (herein so called) to Landlord in the amount of Twelve Thousand Dollars ($12,000.00) per month commencing on the earlier of (i) November 1, 1999 or (ii) the date on which Tenant completes the Improvements (hereinafter defined) on the Premises (the "Rent Commencement Date"). Base Rent for a partial month during which the Improvements are completed shall be prorated.

     3. HOLDING OVER. Should Tenant or any sublessee, licensee or other occupant of the Premises fail to vacate the Premises or any part thereof upon the expiration of the Term, such failure to vacate shall constitute and be construed as a tenancy at will, upon the same terms and conditions as set forth in this Lease, except that Base Rent shall increase to one hundred fifty percent (150%) of the daily Base Rent payable under this Lease immediately prior to the expiration of the Term. However, under no circumstances shall inclusion of this
Section 3 be deemed an implied covenant by Landlord for Tenant or any sublessees, licenses, or other occupant to hold over. Any payment of Base Rent on account of any such holding over shall not exonerate Tenant from liability to Landlord for the damages sustained by Landlord as a result of the breach by Tenant of its obligation

GROUND LEASE - Page 3
to vacate, and to cause all subtenants, licensees and other occupants to vacate the Premises upon the expiration of the Term.

     4. PERMITTED USE. Tenant may use the Premises solely for the purpose of operating a retail automobile dealership and other lawful retail uses approved by Landlord, which approval shall not be unreasonably withheld.

     5. CONDITION OF PREMISES. The Premises are leased and accepted by Tenant AS IS, WHERE IS AND WITH ALL FAULTS. Tenant acknowledges that Landlord has made no representations or warranties, express or implied, regarding the Premises; however, Landlord will, with respect to the Adjacent Land, (i) keep the grass mowed, (ii) keep the same in a clean, neat and orderly condition, and (iii) maintain any landscaping located thereon.

     6. UTILITIES. Tenant shall pay all charges incurred for the use of utility services at the Premises during the Term including, without limitation, gas, electricity, water, sanitary sewer, storm sewer, cable television, and telephone.

     7. TAXES, ASSESSMENTS AND OTHER GOVERNMENTAL IMPOSITIONS.

        (a) From and after the Effective Date, subject to Tenant's reimbursement obligations as hereinafter provided, Landlord shall pay, or cause to be paid, as they become due and payable all ad valorem real estate taxes, assessments and other governmental impositions (collectively, "Taxes") levied against the Premises and the Adjacent Land, Landlord shall not be obligated to pay taxes levied or assessed against the Improvements or against any personal property of Tenant or of any subtenant, licensee or other occupant of the Premises.

        (b) Tenant shall be obligated, from and after the Rent Commencement Date, to reimburse Landlord for Tenant's prorata share of Taxes, which prorata share has been determined to be thirty-eight percent (38%) based on the relative land areas of the Premises and the Adjacent

GROUND LEASE - Page 4

Land. Tenant shall pay such prorata share to Landlord, as additional rent, within ten (10) days after receipt by Tenant of an invoice for same together with copies of the tax bills.

        (c) Tenant shall pay all taxes levied or assessed against the Improvements either directly to the taxing authorities, or to Landlord for payment to the taxing authorities as directed by Landlord.

     8. INSURANCE.

        (a) From and after the Effective Date, Tenant shall maintain commercial general liability insurance, including contractual liability coverage, insuring against the tort liabilities assumed under this Lease, including death, bodily injury and property damages in the amount of not less than FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) in respect of any one occurrence. Tenant's general liability insurance shall, as its pertains to Landlord's liability insurance, be primary coverage.

        (b) Tenant shall maintain fire and casualty extended coverage insurance on the Improvements and all other property located on the Premises. Landlord shall have no liability or obligation to Tenant or any third party with respect to any casualty damage or destruction of the Improvements or any other property located on the Premises.

        (c) All insurance policies required to be maintained by Tenant hereunder shall be with responsible insurance companies, authorized to do business in the State of Texas, shall name Landlord as an additional insured, as its interests may appear, and shall provide for cancellation only upon ten (10) days prior written notice to Landlord. Tenant shall evidence such insurance coverage by delivering to Landlord certificates issuing by the insurance companies underwriting such risks.

     9. REPAIRS. Tenant shall have sole responsibility for maintaining the Premises and for making all the Improvements.

GROUND LEASE - Page 5

     10. IMPROVEMENTS.

        (a) Tenant shall be permitted to construct parking areas, drive ways and structures on the Premises (the "Improvements") as set forth in the architectural plans which are described on Exhibit "C" attached hereto. Tenant shall not substantially vary the size, design or location of the Improvements without Landlord's prior written consent, which consent shall not be unreasonably withheld, provided that such variation will not delay, hinder, impede, or increase the cost of, the development of the Adjacent Land as contemplated by Landlord.

        (b) Tenant shall not be entitled to impose a lien on the Premises and, in the event any mechanics or materialman's lien is filed as a result of any work done on the Premises by Tenant, or by any contractor, subcontractor or laborer, or as a result of any materials furnished, which in any way relate to the Improvements or the use of the Premises, Tenant shall promptly cause such lien to be discharged and Tenant shall indemnify and hold Landlord harmless of and from any damages arising out of such lien.

     11. DAMAGE BY FIRE OR OTHER CASUALTY. If the Improvements located on the Premises, or any part thereof, should be destroyed or damaged by fire or other casualty, Tenant shall immediately deliver written notice thereof to Landlord; however, the Term of this Lease shall continue until the stated expiration date of same, and Tenant shall have the obligation to repair, restore or replace Improvements or to raze same and restore the Premises to the condition in which they existed prior to the Effective Date. Under no circumstances shall Landlord have any obligation to repair, restore or replace the Improvements nor any furnishings, fixtures, equipment or other personal property located on the Premises. Tenant assumes the risk of loss with respect to the Improvements and all furniture, fixtures, equipment or other personal property located on the Premises.

GROUND LEASE - Page 6

     12. CONDEMNATION. If all or any part of the Premises shall be acquired by the right of condemnation or eminent domain for any public or quasi-public use or purpose, or sold to a condemning authority under threat of condemnation or in lieu thereof, then the Term of this Lease shall, with respect to the affected portion of the Premises, cease and terminate as of the date of title vesting in such proceeding or sale. Tenant shall not be entitled to any portion of such award; however, Tenant shall be permitted to maintain a separate action against the condemning authority for its relocation expenses.

     13. LIABILITY AND INDEMNIFICATION. LANDLORD SHALL NOT BE LIABLE TO TENANT OR TENANT'S EMPLOYEES, AGENTS, SUBTENANTS, LICENSEES, PATRONS OR INVITEES, OR ANY PERSON WHOMSOEVER, FOR ANY LOSS, DAMAGE OR INJURY, INCLUDING WITHOUT LIMITATION INJURY TO PERSON OR DAMAGE TO PROPERTY, OCCURRING ON OR ABOUT THE PREMISES, EXCEPT TO THE EXTENT CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR LANDLORD'S EMPLOYEES OR AGENTS. TENANT AGREES TO INDEMNIFY LANDLORD AND LANDLORD'S EMPLOYEES AND AGENTS, AND HOLD EACH OF THEM HARMLESS, FROM ANY LOSS, CLAIM, DAMAGE, COST OR EXPENSE SUFFERED OR INCURRED BY LANDLORD, ITS EMPLOYEES AND AGENTS BY REASON OF ANY ACT, OMISSION OR EVENT OCCURRING ON OR ABOUT THE PREMISES, REGARDLESS OF CAUSE, EXCEPT TO THE EXTENT SUCH DAMAGE OR INJURY WAS CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR LANDLORD'S EMPLOYEES OR AGENTS.

GROUND LEASE - Page 7

     14. WAIVER OF SUBROGATION. Landlord and Tenant severally waive any and every claim which arises or may arise in its favor and against the other during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises, which loss or damage is or could be covered by fire and extended coverage insurance. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant severally agree immediately to give to each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

     15. LANDLORD-TENANT RELATIONSHIP. It is further understood and agreed that the Landlord shall in no event be construed or held to be a partner, joint venturer or associate of the Tenant in the conduct of the Tenant's business, nor shall Landlord be liable for any debts incurred by the Tenant in the Tenant's business; but it is understood and agreed that the relationship is and at all times shall remain that of Landlord and Tenant.

     16. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease or sublet the whole or any part of the Premises. Without the prior written consent of Landlord, which consent shall not be unreasonably withheld. No assignment or subletting, notwithstanding that Landlord shall have approved same, shall relieve Tenant of its obligation hereunder.

     17. NOTICES AND PAYMENTS. Any notice or document required or permitted to be delivered hereunder or by law shall be deemed to be delivered, whether actually received or not, when delivered in person, two (2) business days after such item is deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, or one (1) business day after such item is deposited with Federal Express or other generally recognized overnight

GROUND LEASE - Page 8
courier, shipping charges prepaid, addressed to the appropriate party hereto at its address set out below, or at such other address as it shall have theretofore specified by written notice delivered at least thirty (30) days prior to the effective date of change in accordance herewith:

LANDLORD:  Landry's Management, L.P.
           1400 Post Oak Boulevard, Ste. 1010
           Houston, Texas  77056
           Attention:  Steven L. Scheinthal

TENANT:    610 Loop Venture, L.L.C.
           1400 Post Oak Boulevard, Suite 1010
           Houston, Texas  77056
           Attention:  Tilman J. Fertita

     18. DEFAULT.

        (a) Each of the following events shall be a "Tenant Event of Default" under this Lease:

            (1) Tenant shall fail to pay any charge, utility bill, insurance premium or other monetary amount which it is required to pay hereunder when the same shall become payable and shall not cure such default within five
     (5) days after written notice thereof is given by Landlord to Tenant;

            (2) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof is given by Landlord to Tenant;

            (3) Tenant shall be adjudged insolvent, make a transfer in fraud of creditors or make an assignment for the benefit of creditors;

            (4) Tenant shall file a petition under any section or chapter of the Bankruptcy Reform Code of 1978, as amended, or under any similar law or statute of the

GROUND LEASE - Page 9

     United States or any state thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder;

            (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and Tenant shall not have had such appointment discharged within ninety (90) days after Tenant receives written notice of such appointment.

        (b) Upon the occurrence of any Tenant Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

            (1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof, by force if necessary, without being liable to prosecution or for any claim for damages; and Tenant agrees to pay to Landlord on demand the amount of all reasonable losses and damages which Landlord may suffer by reason of such termination;

            (2) Enter upon and take possession of the Premises and expel or remove Tenant and other persons who may be occupying the Premises, or any part thereof, without being liable to prosecution or for any claim for damages by Tenant, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable and necessary expenses which Landlord may incur in thus effecting compliance with Tenant's obligations hereunder.

        (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any

GROUND LEASE - Page 10
remedy herein provided constitute a forfeiture or waiver of any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a Tenant Event of Default shall not be deemed or construed to constitute a waiver of such default. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be a termination of this Lease or an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law it being understood that such termination or surrender can be effected only by the expressed written notice or agreement of Landlord.

     19. MISCELLANEOUS.

        (a) The captions used in this Lease are for convenience only and shall not be deemed to amplify, modify or limit the provisions hereof.

        (b) Words of any gender used in this Lease shall be construed to include any other gender, and words in the singular shall include the plural and vice versa, unless the context otherwise requires.

        (c) This Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and successors.

        (d) The Exhibits annexed to this Lease are hereby incorporated by reference in their entirety with the same force and effect as if they were set forth in this Lease in their entirety. This Lease contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof and can be altered, amended or modified only by written instrument executed by both of such parties.

        (e) It is expressly agreed by Landlord and Tenant that time is of the essence with respect to this Lease. In the event the date for performance of an obligation or delivery of any notice

GROUND LEASE - Page 11
hereunder falls on a day other than a business day, then the date for such performance or delivery of such notice shall be postponed until the next ensuing business day. Any references to "business days" contained herein are references to normal working business days (i.e., Monday through Friday of each calendar week, exclusive of Federal holidays).

        (f) If any term or provision or any portion thereof, of this Lease, or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        (g) This Lease may be signed in counterparts with the same force and effect as if all required signatures were contained in a single, original instrument.

        (h) In the event of litigation between the parties to enforce this Lease, the party bringing such action shall, if it is the prevailing party in such action, be entitled to recover reasonable costs and expenses of suit, including, without limitation, court costs, attorneys' fees, and discovery costs.

        (i) This Lease shall construed, interpreted, and enforced pursuant to the applicable laws of the state in which the Premises are located.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective as of the Effective Date.


LANDLORD:                                     TENANT:

LANDRY'S MANAGEMENT, L.P.,                    610 LOOP VENTURE, L.L.C.,
a Delaware corporation                        a Texas limited liability company



By:  LANDRY'S G.P., INC.,
     a Delaware corporation, general partner




By:         ___________________               By:      ________________
Name:       Joe Max Taylor                    Name:    Tilman J. Fertita
Title:      Authorized Signature              Title:   Manager

GROUND LEASE - Page 12